U.S. SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C. 20549

                             FORM 8-K


                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): March 1, 2001


              AMERICAN INTERNATIONAL VENTURES, INC.
         (Name of Small Business Issuer in its charter)


Delaware                000-30368              22-3489463
---------------------------------------------------------
(State of           Commission File No.        (I.R.S. Employer
Incorporation)                                  I.D. Number)

                  260 Garibaldi Avenue, Lodi, New Jersey 07644
              (Address of principal (executive offices) (Zip Code)

                  Registrant's telephone number (973) 335-4400

Item 4. Changes in Registrant's Certifying Accountant.

     On March 1, 2001, the Registrant elected to retain Robert G. Jeffrey, Certified Public Accountant, and dismissed Gerald Brignola CPA., PA as its independent auditor. Heretofore, Gerald Brignola CPA., PA had acted as the Registrant's independent auditor. The audit reports of Gerald Brignola CPA., PA on the consolidated financial statements of the Registrant for the two most recent fiscal years ended May 31, 2000 and May 31, 1999 did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountant's was recommended by the Registrant's board of directors.

     During the Registrant's two most recent fiscal years ended May 31, 2000 and May 31, 1999, and through the subsequent interim periods ending March 1, 2001 there were no disagreements with the Gerald Brignola CPA., PA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report; nor has Gerald Brignola CPA., PA ever presented a written report, or otherwise communicated in writing to the Registrant or its board of directors the existence of any "disagreement" or "reportable event" within the meaning of Item 304 of Regulation S-B.

     Gerald Brignola CPA., PA has provided Registrant with a letter addressed to the Securities and Exchange Commission as required by Item 304(a)(3) of Regulation S-B, so that Registrant can file such letter with the Commission. The letter is attached as an exhibit hereto.

Item 7. Exhibits.

    Exhibit Number        Description
    --------------        -----------------------------------

        16                Letter From Gerald Brignola CPA, PA
                          Regarding Change of Accountants


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American International Ventures, Inc.


                                                        March 8, 2001
/s/Jack Wagenti
---------------
   Jack Wagenti
   President




                          EXHIBIT INDEX

     Exhibit Number       Description
     -----------------------------------------

         16               Letter From Gerald Brignola CPA, PA
                          regarding Change of Accountants.